Exhibit 10.34

August 10, 2004

Special Devices, Incorporated

14370 White Sage Road

Moorpark, CA  93021

Attn:  James Reeder

Re:                               Credit Facility Provided by Wells Fargo Foothill, Inc. to Special Devices Incorporated

Ladies and Gentlemen:

This waiver letter agreement (this “Letter Agreement”) is entered into by and between Special Devices, Incorporated, a Delaware corporation (“Borrower”), and Wells Fargo Foothill, Inc. (fka Foothill Capital Corporation, the “Lender”).  Reference is made to that certain Loan and Security Agreement dated as of June 27, 2001, between Borrower and Lender, as amended by those certain letter agreements dated as of July 17, 2002, October 22, 2002, March 28, 2003, June 13, 2003, and July 29, 2003, and that certain Consent and Amendment No. 1 dated as of April 16, 2003 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in the Loan Agreement.  The term “Loan Documents” as defined in the Loan Agreement is hereby amended and supplemented to include this Letter Agreement.

Borrower currently has outstanding Term Loans in the aggregate principal amount of $1,950,850 and has requested that Lender waive the provisions of Section 2.13(b)(iii) of the Loan Agreement that require Borrower to exercise the LIBOR Option for LIBOR Rate Loans in integral multiples of $250,000, and allow Borrower to convert or continue all of its outstanding Term Loans as LIBOR Rate Loans.  Lender hereby agrees to waive the provisions of Section 2.13(b)(iii) of the Loan Agreement with respect to Borrower’s conversion of the outstanding balance of the Term Loan into a LIBOR Rate Loan, or continuing any LIBOR Rate Loans currently outstanding; provided, that Borrower agrees to convert or continue, as applicable, the entire remaining balance of its outstanding Term Loans into or as LIBOR Rate Loans.

Except as specifically set forth above, the respective rights and obligations of the parties under the Loan Agreement shall remain unchanged and the Loan Agreement and the Loan Documents shall remain in full force and effect.  Except as expressly set forth herein, this Letter Agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Loan Agreement or the Loan Documents, or to be a waiver of any Default or Event of Default under the Loan Agreement or the Loan Documents, whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific waiver referenced above), and the execution or delivery of this Letter Agreement shall not preclude the future exercise of any right, remedy, power or privilege available to the Lender under the Loan Agreement or the Loan Documents, nor shall any such action be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Loan Agreement or the Loan Documents.

This Letter Agreement, together with the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby, shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE LENDER AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL KNOWN CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS LETTER AGREEMENT IS EXECUTED THAT BORROWER MAY NOW HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR NEGOTIATION FOR AND EXECUTION OF THIS LETTER AGREEMENT.

This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.  The terms and conditions of the Loan Agreement are hereby incorporated by reference into this Letter Agreement.

This Letter Agreement shall become effective upon Borrower returning a executed copy of this Letter Agreement to Lender.

Please indicate your agreement by signing in the space provided below.

Very truly yours,

WELLS FARGO FOOTHILL, INC.

/s/ JEFFREY ROYSTON

AGREED AND ACKNOWLEDGED:

SPECIAL DEVICES, INCORPORATED

By:	/s/ JAMES E. REEDER

Name:	James E. Reeder

Title:	VP Finance

Date:	August 10, 2004